Exhibit 99.1

SATISFACTION AND DISCHARGE OF INDENTURE

This Satisfaction and Discharge of Indenture (this “Satisfaction of Indenture”) is made and entered into to be effective as of April 29, 2009 (the “Effective Date”) by and between I2 TECHNOLOGIES, INC., a Delaware corporation (the “Company”), having its principal place of business at 11701 Luna Road, Dallas, Texas 75234 Attn: General Counsel, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., (successor-in-interest to JP Morgan Chase Bank, N.A.) as Trustee (the “Trustee”), having its office at 601 Travis, 16th Floor, Houston, Texas 77002, Attn: Corporate Trust Services.

RECITALS:

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of November 23, 2005 (the “Original Indenture”), between the Company and Trustee, successor in interest to JP Morgan Chase Bank, National Association, such Original Indenture having been amended and supplemented pursuant to that certain (i) First Supplemental Indenture dated September 11, 2008 (the “First Supplemental Indenture”) by and between the Company and Trustee and (ii) Second Supplemental Indenture dated February 6, 2009 (the “Second Supplemental Indenture”); the Original Indenture, the First Supplemental Indenture, and the Second Supplemental Indenture are, collectively, the “Indenture”);

WHEREAS, the Indenture provided for the issuance by the Company of $86,250,000 aggregate principal amount of 5% Senior Convertible Notes due 2015 (the “Securities”);

WHEREAS, all Securities heretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 of the Indenture and (ii) Securities for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3 of the Indenture) have been delivered to the Trustee for cancellation;

WHEREAS, the Company has paid or caused to be paid all other sums payable by the Company pursuant to the Indenture;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in compliance with Section 10.1(a)(3) of the Indenture; and

WHEREAS, the Company requests that the Trustee execute proper instruments acknowledging satisfaction of and discharge of the Indenture, including, without limitation, this Satisfaction of Indenture.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the receipt and adequacy of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of Securities as follows:

ARTICLE I

SATISFACTION AND DISCHARGE

1.1 The Indenture shall cease to be of further effect; provided, however, that notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company under Section 9.7 of the Indenture shall survive.

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1.2 All liens, mortgages or other security interests on any and all property and assets of the Company which the Trustee holds or may hold in connection with the Indenture are hereby released, discharged and terminated. Except as otherwise provided in Section 1.1 hereof, all obligations of the Company under the Indenture are deemed fully satisfied, discharged, terminated and null and void. The Trustee agrees to take all actions and to execute all documents which the Company reasonably deems necessary or appropriate to release all liens of the Trustee on any property or assets of the Company, including, but not limited to, the execution of releases of mortgages, deeds of trust, or UCC-3 termination statements with respect to any and all such collateral.

1.3 The Company hereby orders the Trustee to destroy all canceled Securities held by the Trustee in a manner customarily used to destroy such Securities. Promptly upon completion of such destruction, the Trustee shall furnish to the Company a certificate stating that such Securities have been destroyed.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1 Terms not otherwise defined in this agreement shall have the meanings assigned to them in the Indenture.

2.2 This Satisfaction of Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

2.3 This Satisfaction of Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Satisfaction and Discharge of Indenture to be effective as of the Effective Date.

COMPANY:

I2 TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Michael Berry
Name:	Michael Berry
Title:	EVP, CFO

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Marcella Burgess
Name:	Marcella Burgess
Title:	Asst. Vice President

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